UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 5, 2008

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ISSUER DIRECT CORPORATION

(Exact name of registrant as specified in charter)

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Delaware	1-10185	74-2418590
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Shannon Oaks Circle Suite 105, Cary North Carolina 27511

(Address of principal executive offices)

(919) 481-4000

(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)

On June 5, 2008, Issuer Direct Corporation (the “Company”) appointed Lori Jones as Chief Financial Officer and Chief Accounting Officer (Principal Accounting Officer) of the Company.  Ms. Jones served as Chief Executive Officer and acting Chief Financial Officer of Analytical Surveys, Inc .(“ASI”) a publicly held energy and  geo-spatial mapping company until March 23, 2008.  Since that time, she has provided consulting services to ASI and other entities.  She served as the ASI’s Chief Financial Officer from January 2003 until December 2004, when she assumed the position of CEO.  From March 2001 to January 2003, Ms. Jones was a partner with Tatum CFO Partners LLP, a financial consulting company, where she provided senior financial advice to both small and medium-size firms.  Prior to Tatum CFO Partners LLP, Ms. Jones served as chief financial officer of Billserv, Inc.  Ms. Jones is a C.P.A. and holds a M.B.A. from the University of Texas at San Antonio.

On June 5, 2008, the Company entered into a Consulting Agreement with Ms. Jones pursuant (the “Agreement”) to which Ms. Jones will be paid (i) during the first sixty days of the Agreement a monthly fee equal to $4000 in cash and 32,000 restricted shares of the Company’s common stock and (ii) subsequent to the first sixty days a monthly fee of $8,000 in cash.  A copy of the agreement is filed with the Securities and Exchange Commission as Exhibit 99.1 hereto.

Item 9.01

Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
99.1	Consulting Agreement dated June 5, 2008 between the Company and Lori Jones.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ISSUER DIRECT CORPORATION

Date: June 10, 2008	By:	/s/ BRIAN R. BALBIRNIE
Brian R. Balbirnie
Chief Executive Officer